UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 13, 2008

SEMGROUP ENERGY PARTNERS, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	001-33503	20-8536826
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Two Warren Place 6120 South Yale Avenue, Suite 500 Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (918) 524-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 13, 2008, SemGroup Energy Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with SemGroup Energy Partners G.P., L.L.C., SemGroup Energy Partners Operating, L.L.C and the underwriters named therein (the “Underwriters”) providing for the offer and sale in a firm commitment underwritten offering of 6,000,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $23.90 per Common Unit ($22.9141 per Common Unit, net of underwriting discount). Pursuant to the Underwriting Agreement, the Partnership granted the Underwriters a 30-day over-allotment option to purchase up to an additional 900,000 Common Units at the same price.

In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Certain of the Underwriters and their affiliates have performed investment banking, commercial banking and advisory services for SemGroup, L.P. (“SemGroup”), which indirectly owns the general partner of the Partnership and 12,570,504 subordinated units in the Partnership, and the Partnership for which they have received customary fees and expenses. The Underwriters and their affiliates may in the future perform investment banking and advisory services for SemGroup, the Partnership and its affiliates from time to time for which they may in the future receive customary fees and expenses. Affiliates of Citigroup Global Markets Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, UBS Securities LLC, Wachovia Capital Markets, LLC, Raymond James & Associates, Inc. and RBC Capital Markets Corporation are lenders under the Partnership’s credit facility or expect to be lenders under the Partnership’s credit facility as amended and restated in connection with the offering and affiliates of Citigroup Global Markets Inc., Goldman, Sachs & Co., Wachovia Capital Markets, LLC and RBC Capital Markets Corporation are lenders under SemGroup’s credit facility.

Item 7.01.	Regulation FD Disclosure.

On February 13, 2008, the Partnership announced that it had priced the public offering of 6,000,000 Common Units. A copy of the press release is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement dated as of February 13, 2008 among SemGroup Energy Partners, L.P., SemGroup Energy Partners G.P., L.L.C., SemGroup Energy Partners Operating, L.L.C. and Citigroup Global Markets Inc. and Lehman Brothers Inc., as representatives of the several underwriters named therein.

99.1	—	Press release dated February 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEMGROUP ENERGY PARTNERS, L.P.

	By:	SemGroup Energy Partners G.P., L.L.C.
its General Partner

Date: February 14, 2008	By:	/s/ Alex G. Stallings
Alex G. Stallings,
Chief Accounting Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION
1.1	—	Underwriting Agreement dated as of February 13, 2008 among SemGroup Energy Partners, L.P., SemGroup Energy Partners G.P., L.L.C., SemGroup Energy Partners Operating, L.L.C. and Citigroup Global Markets Inc. and Lehman Brothers Inc., as representatives of the several underwriters named therein.

99.1	—	Press release dated February 13, 2008.